SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) §240.14a-12

OURPET’S COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 13, 2009

Dear Fellow Shareholder:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of OurPet’s Company on Friday, May 15, 2009, starting at 9:00 A.M. local time at our offices at 1300 East Street, Fairport Harbor, Ohio 44077.

As more fully described in the attached notice of annual meeting and the accompanying proxy statement, the principal business to be addressed at the meeting is the election of directors and the ratification of the appointment of our independent auditors for 2009.

In addition, our management will report on our results and will be available to respond to your questions.

Your vote is important to us. Whether or not you plan to attend the annual meeting, please return the enclosed proxy card as soon as possible to ensure your representation at the meeting. You may choose to vote in person at the annual meeting even if you have returned a proxy card.

On behalf of the directors and management of OurPet’s Company, I would like to thank you for your support and confidence and look forward to seeing you at the meeting.

Sincerely,

DR. STEVEN TSENGAS

Chairman of the Board, President

and Chief Executive Officer

OURPET’S COMPANY

1300 East Street

Fairport Harbor, Ohio 44077

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 15, 2009

To the Shareholders of OurPet’s Company:

The Annual Meeting of the Shareholders of OurPet’s Company, a Colorado corporation, will be held on Friday, May 15, 2009, at our offices at 1300 East Fairport Harbor, Ohio 44077, beginning at 9:00 A.M. local time, for the following purposes:

1.	To elect five directors to serve until the next annual meeting or until their successors are duly elected and qualified;

2.	To ratify the appointment of S.R. Snodgrass, A.C. as our independent auditor for the fiscal year ending December 31, 2009; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this Notice.

Only shareholders of record at the close of business on March 31, 2009, are entitled to vote at the annual meeting.

All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, please sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for your convenience. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy card.

By Order of the Board of Directors,

KONSTANTINE A. TSENGAS

Secretary

Fairport Harbor, Ohio

April 13, 2009

OURPET’S COMPANY

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2009

This proxy statement and our annual report for the fiscal year ending December 31, 2008 are available on our website at www.ourpets.com.

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors to be used at the 2009 Annual Meeting of Shareholders to be held on Friday, May 15, 2009, and any postponements or adjournments of the meeting.

This proxy statement and the accompanying Chairman’s Letter, Notice and Proxy Card, together with our annual report on Form 10-K for the year ended December 31, 2008, are being sent to our shareholders beginning on or about April 16, 2009.

QUESTIONS AND ANSWERS

Q:	WHEN AND WHERE IS THE ANNUAL MEETING?

A:	Our 2009 Annual Meeting of Shareholders will be held on Friday, May 15, 2009, at 9:00 A.M. local time, at our offices at 1300 East Street, Fairport Harbor, Ohio 44077.

Q:	WHAT ARE SHAREHOLDERS VOTING ON?

A:	Proposal One: Election of five directors — Joseph T. Aveni, Dr. William M. Fraser, James D. Ireland III, John Spirk and Dr. Steven Tsengas; and

Proposal Two: Ratification of Independent Auditors.

If a proposal other than the listed proposals are presented at the annual meeting, your signed proxy card gives authority to Konstantine S. Tsengas to vote on any additional proposal.

Q:	WHO IS ENTITLED TO VOTE?

A:	Shareholders as of the close of business on March 31, 2009, the record date, are entitled to vote at the annual meeting. Each share of common stock is entitled to one vote.

Q:	HOW DO I VOTE?

A:	Sign and date each proxy card you receive and return it in the prepaid envelope. If you do not mark any selections, your proxy card will be voted in favor of the proposals. You have the right to revoke your proxy any time before the meeting by:

•	notifying our Secretary,

•	voting in person, or

•	returning a later-dated proxy.

If you return your signed proxy card, but do not indicate your voting preferences, Konstantine S. Tsengas will vote FOR the proposals on your behalf.

Q:	WHO WILL COUNT THE VOTE?

A:	Scott R. Mendes, our Chief Financial Officer, will be responsible for tabulating the vote count as election inspector.

Q:	WHAT SHARES ARE INCLUDED ON THE PROXY CARD AND WHAT DOES IT MEAN IF I RECEIVED MORE THAN ONE PROXY CARD?

A:	The number of shares printed on your proxy card(s) represents all your shares. Receipt of more than one proxy card means that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:	WHAT CONSTITUTES A QUORUM?

A:	As of the record date, 15,312,984 shares of our common stock were outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the transaction of adopting proposals at the annual meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. If you are present or represented by a proxy at the annual meeting and you abstain, your abstention will have the same effect as a vote against the proposal. “Broker non-votes” will not be part of the voting power present, but will be counted to determine whether or not a quorum is present. A “broker non-vote” occurs when a broker holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote on a particular matter. Broker non-votes are not counted for the purposes of electing directors.

Q:	WHO CAN ATTEND THE ANNUAL MEETING?

A:	All shareholders as of the record date, March 31, 2009, can attend.

Q:	WHAT PERCENTAGE OF STOCK ARE THE DIRECTORS AND OFFICERS ENTITLED TO VOTE AT THE ANNUAL MEETING?

A:	Together, they own 8,878,236 shares of our common stock, or 58.0% of the stock entitled to vote at the annual meeting. (See pages 13 and 14 for more details.)

Q:	WHO ARE OUR LARGEST PRINCIPAL SHAREHOLDERS?

A:	Dr. Steven Tsengas, our Chairman of the Board, President and Chief Executive Officer and his wife, Evangelia S. Tsengas, beneficially own 5,022,936 shares of our common stock, including 840,108 warrants and options that are presently exercisable, or will become exercisable in the next 60 days, or 31.1%, as of the record date.

Pet Zone Products, Ltd. beneficially owns 5,978,688 shares of our common stock, or 32.8%, as of the record date. James D. Ireland III, a director of OurPet’s, is the Chairman and a Managing Director of Capital One Partners, LLC, a private equity investment firm that owns a majority of the membership interests in Pet Zone and may be deemed to beneficially own the shares of common stock owned by Pet Zone. Mr. Ireland disclaims beneficial ownership of the shares of common stock owned by Pet Zone.

Q:	WHEN IS A SHAREHOLDER PROPOSAL DUE FOR THE NEXT ANNUAL MEETING?

A:	In order to be considered for inclusion in next year’s proxy statement, shareholder proposals must be submitted in writing by January 6, 2010, to Konstantine S. Tsengas, Secretary, OurPet’s Company, 1300 East Street, Fairport Harbor, Ohio 44077, and must be in accordance with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934. (See page 17 for more details.)

Q:	HOW DO I COMMUNICATE WITH THE BOARD OF DIRECTORS?

A:	Shareholders may send communications to our board to Konstantine S. Tsengas, Secretary, OurPet’s Company, 1300 East Street, Fairport Harbor, Ohio 44077. (See page 17 for more details.)

Q:	HOW DO I NOMINATE SOMEONE TO BE A DIRECTOR OF OURPET’S?

A:	Any shareholder may recommend any person as a nominee for director by writing to Konstantine S. Tsengas, Secretary, OurPet’s Company, 1300 East Street, Fairport Harbor, Ohio 44077. Recommendations for next year’s annual meeting must be by January 6, 2010. (See page 8 for more details.)

Q:	WHO PAYS FOR THE SOLICITATION EXPENSES?

A:	The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be paid by us. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone and by facsimile, and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No solicitation will be made other than by our directors, officers and employees. These people will receive no additional compensation for these services, but will be reimbursed for any expenses incurred by them in connection with these services.

PROPOSAL ONE

ELECTION OF DIRECTORS

At this annual meeting, five directors are to be elected to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified. Nominees for election this year are Joseph T. Aveni, Dr. William M. Fraser, James D. Ireland III, John Spirk and Dr. Steven Tsengas. Each has consented to serve until the next annual meeting or until his successor is duly elected and qualified. See below for more information.

If any director to be elected is unable to stand for re-election, the Board may, by resolution, provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director. We need the affirmative vote of the holders of a plurality of the shares of our common stock present or represented by proxy at the annual meeting to elect directors.

The Board of Directors recommends that you vote FOR Mr. Aveni, Dr. Fraser, Mr. Ireland, Mr. Spirk and Dr. Tsengas.

BOARD OF DIRECTORS

The nomination of each of the nominees listed below to serve for a one year terms was approved by the Board. The names, ages, positions, and business experience of each director is below.

Name	Age	Position	Director Since
Dr. Steven Tsengas	71	Chairman, President, Chief Executive Officer and Director	1998
Joseph T. Aveni	77	Director	1998
Dr. William M. Fraser	51	Director	2007
James D. Ireland III	59	Director	2006
John Spirk	60	Director	2006

Dr. Steven Tsengas has served on our Board of Directors since the merger with Manticus, Inc. in 1998 and also was a director of our predecessor company since it was incorporated in 1985. Dr. Tsengas has also served as Chairman, President and Chief Executive Officer since the merger in 1998. Dr. Tsengas received his BS in Industrial Engineering from the State of New York University at Buffalo, his MS in Business from the University of Rochester, W. Simon Graduate School of Management, and his Ph.D. degree in Natural Health from Clayton College of Natural Health. He holds numerous patents, has taught and lectured at various colleges and was elected to the National Inventors Hall of Fame. He is active in numerous professional, community and technical associations, including the Ohio Venture Association, American Naturopathic Medical Association, and the Lake County Development Council. His son, Konstantine S. Tsengas, serves as OurPet’s Vice President of Operations and Secretary.

Joseph T. Aveni has served on our Board of Directors since November 1998. He has been the Chairman Emeritus of First Realty Property Management LLP since 1997. He was the Chairman and Chief Executive Officer of Realty One from 1990 to 2001 and served on the Board of Directors of the Cleveland Ballet and the Greater Cleveland Growth Association. He has served as President of Property Management Division of FIABCI and of National Institute of Real Estate Management, as a member of the Board of Directors of the National Association of Realtors, as Chairman of the Genesis Relocation Services and as a member of the Leadership Cleveland Class of ‘92. He has received the Distinguished Service Award and Realtor of the Year Award from the Association of Realtors and the Franklin Delano Roosevelt Award for Excellence from the March of Dimes.

Dr. William M. Fraser has served on our Board of Directors since February 2007. Dr. Fraser received his Bachelor of Science in Chemistry from John Carroll University and his Doctor of Veterinary Medicine from the Ohio State University, College of Veterinary Medicine. Dr. Fraser has been the Owner of Mentor Veterinary

Clinic and Brightwood Animal Hospital in Ohio since 1986 and he is a member of the American Veterinary Medical Association and the Ohio Veterinary Medical Association. Dr. Fraser also is a contributing author for several pet owner publications and websites, and has made extensive appearances on radio and television programs.

James D. Ireland III is the Chairman and Managing Director of Capital One Partners, LLC and Early Stage Partners, Cleveland-based private equity investment firms he founded in 1993 that specialize in early stage and middle market companies. Mr. Ireland served as Chairman of Pet Zone Products, Ltd., a pet supply products manufacturer and distributor, acquired by us in January 2006. He is also a director of Cleveland-Cliffs, Inc., a publicly traded manufacturing company, and other privately held companies funded by Capital One and Early Stage Partners.

John Spirk is Co-Founder and Co-President of Nottingham-Spirk Design Associates, one of the leading product invention and development groups in the United States. Nottingham-Spirk is responsible for the creation of hundreds of successful products with over 400 commercialized patents and combined product sales of over $30 billion. Clients of Nottingham-Spirk have included Fortune 500 companies as well as fast growth entrepreneurial firms.

Director Compensation

In 2008, directors who were full-time employees of OurPet’s received no cash compensation for services rendered as members of the Board of Directors. Directors who were not full-time employees of OurPet’s received reimbursement of out-of-pocket expenses for their attendance at Board of Director meetings. Non-employee directors received compensation in 2008 in the form of 7,000 stock options each to Mr. Aveni, Dr. Fraser, Mr. Ireland, and Mr. Spirk for their services for the period May 1, 2007 to April 30, 2008, all at an exercise price of $0.45.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph T. Aveni	—	—	45	—	—	—	45
Dr. William M. Fraser	—	—	45	—	—	—	45
Jamie D. Ireland III	—	—	45	—	—	—	45
John Spirk	—	—	45	—	—	—	45

(1)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R) for stock options granted in 2008.

Director Independence

The Board of Directors has determined and confirmed that each of Mr. Aveni, Dr. Fraser, Mr. Ireland and Mr. Spirk do not have a material relationship with OurPet’s that would interfere with the exercise of independent judgment and are independent pursuant to applicable laws and regulations and the listing standards of Nasdaq.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on its review of copies of reports furnished to OurPet’s or written representations that no reports were required, we believe that all Section 16(a) filing requirements were met in 2008.

Attendance of the Board of Directors at Meetings

In 2008, the Board of Directors met ten times. During 2008, all members of the Board of Directors participated in all board meetings.

Directors are also strongly encouraged to attend the annual meeting of shareholders, either in person or by teleconference. All directors attended last year’s annual meeting either in person or by teleconference.

Committees of the Board of Directors

Compensation Committee

The Board of Directors has established a compensation committee, which makes recommendations to the Board with respect to general compensation and benefit levels for employees, determines the compensation and benefits for OurPet’s executive officers and administers our stock option plans. The members of this committee in 2008 were Joseph T. Aveni, Dr. William M. Fraser and Mr. James D. Ireland III. The compensation committee met once in 2008.

Audit Committee

A description of the audit committee is contained in the following audit committee report.

AUDIT COMMITTEE REPORT

The Board of Directors has established an audit committee, which meets with financial management and our independent registered public accounting firm to make recommendations to the Board regarding the quality and integrity of our financial statements, review the results and scope of audit and any other services provided by our independent registered public accounting firm and review and evaluate our internal control functions. The audit committee also oversees the qualifications and independence of our independent registered public accounting firm, or independent auditors, S.R. Snodgrass, A.C. The audit committee is also directly responsible for the engagement of the independent auditor and considers and approves all services performed by the independent auditor. The members of this committee in 2008 were Mr. Aveni, Mr. Ireland and Mr. Spirk. The audit committee met four times in 2008.

The audit committee operates under a written charter setting forth the committee’s composition, responsibilities and authority. This charter was adopted by OurPet’s on February 6, 2004 to fully comply with new SEC rules and adopted pursuant to the Sarbanes-Oxley Act of 2002. The charter is reviewed and assessed annually by the audit committee. A copy of the charter can be found on our website at www.ourpets.com.

The directors who serve on the audit committee have no financial or personal ties to OurPet’s other than as described in this proxy statement. The Board of Directors has determined all members of the audit committee in 2008 satisfy the regulations of Nasdaq governing audit committee composition, including the requirement that all committee members be “independent” as defined in applicable Nasdaq regulations. In addition, the board has determined that Mr. Ireland is an audit committee financial expert as defined by the SEC.

The audit committee: (1) reviewed and discussed with management and S.R. Snodgrass, our independent auditors, our audited financial statements for the year ended December 31, 2008; (2) discussed with S.R. Snodgrass the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications; (3) received the written disclosures and the letter from S.R. Snodgrass required by the Public Company Accounting Oversight Board regarding S.R. Snodgrass’s communications with the audit committee concerning independence that might impact its objectivity and independence; (4) considered whether the provision of non-audit services is compatible with maintaining the auditor’s independence; and (5) discussed with the auditors the auditor’s independence.

Based on the review and discussions, the audit committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2008, be included in OurPet’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee

JOSEPH T. AVENI

JAMES D. IRELAND, III

JOHN SPIRK

Audit Committee Pre-Approval Policies and Procedures

Before the auditors are engaged by OurPet’s to render audit or permissible non-audit services, the audit committee approves the engagement. The audit committee also reviews the scope of any audit and other assignments given to our auditors to assess whether these assignments would affect their independence. In 2008, our audit committee reviewed all services provided by S.R. Snodgrass to ensure that they were within the scope previously approved by the audit committee.

Director Nominating Process

We do not have a nominating committee of the Board of Directors. Instead, the Board believes it is in the best interests of OurPet’s to rely on the insight and expertise of all directors in the nominating process. Generally, our Chairman of the Board recommends qualified candidates for director to the full Board and nominees are approved by a majority of the Board, including Mr. Aveni, Dr. Fraser, Mr. Ireland and Mr. Spirk, who are independent directors as defined by Nasdaq. Nominees are not required to possess specific skills or qualifications, however, nominees are recommended and approved based on various criteria including relevant skills and experience, personal integrity and ability and willingness to devote their time and efforts to OurPet’s. Qualified nominees are considered without regard to age, race, color, sex, religion, disability or national origin. We do not use a third party to locate or evaluate potential candidates for director.

It is the policy of the Board of Directors to consider nominees recommended by shareholders according to the same criteria. A shareholder desiring to nominate a director for election at our 2010 annual meeting of shareholders must deliver a written notice to our Secretary at our offices located at 1300 East Street, Fairport Harbor, Ohio 44077 no later than January 6, 2010. Such notice must include as to each person the shareholder proposes to nominate for election or re-election as a director:

•	the name, age, business address and residence address of the person;

•	the principal occupation or employment of the person;

•	the written consent of the person, consenting to be named in the proxy as a nominee and to serve as a director;

•	the class and number of our shares beneficially owned by the person, if any; and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Exchange Act;

and as to the shareholder giving the notice:

•	the name and record address of the shareholder; and

•	the class and number of our shares beneficially owned by the shareholder;

We may require any proposed nominee to furnish additional information required by us to determine the eligibility of the proposed nominee to serve as our director.

Code of Ethics

On February 6, 2004, our Board of Directors adopted a code of conduct and ethics that applies to all officers, directors and employees of OurPet’s, including our principal executive officer, principal financial officer, principal accounting officer, and any person performing similar functions. A copy of our Code of Ethics can be found on our website at www.ourpets.com.

EXECUTIVE OFFICERS

Below are the names, ages, positions and certain other information concerning our current executive officers:

Name	Age	Position
Dr. Steven Tsengas *	71	Chairman of the Board, President, Chief Executive Officer and Director
Konstantine S. Tsengas	44	Vice President of Operations and Secretary
Scott T. Fitzhugh	34	Vice President and Sales and Marketing
Scott R. Mendes	56	Chief Financial Officer

*	Biographical information for Dr. Tsengas can be found under “Board of Directors.”

Konstantine S. Tsengas has been our Vice President of Operations and Secretary since the merger with Manticus in 1998 and served in the same capacities with our predecessor company since 1995. Mr. Tsengas received his BS in Industrial Engineering from the University of Toledo and has completed graduate level courses in marketing and organizational behavior at Cleveland State University. He is the son of Dr. Steven Tsengas, our Chairman, President and Chief Executive Officer.

Scott T. Fitzhugh has been our Vice President of Sales and Marketing since October of 2006. From 2002 through 2006, Mr. Fitzhugh had been in the OurPet’s sales and marketing department as National Sales Manager and then Business Manager—Mass Markets. Previously, Mr. Fitzhugh had been in a sales capacity with several independent sales brokerage companies, representing a wide variety of consumer products. Mr. Fitzhugh received his BS in Business Management from the University of Toledo.

Scott R. Mendes has been our Chief Financial Officer since February 2009. Mr. Mendes was employed for the past 14 years with Northern Ohio-based Safeguard Properties, Inc., the nation’s largest privately-held provider of property inspections and preservation services for the mortgage servicing industry, serving as its controller for the majority of his tenure with the company.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Overview of Compensation Program

The compensation committee of our Board of Directors has the responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. The purpose of the committee is to assist the Board in discharging its responsibilities relating to the compensation of the chief executive officer and our other executive officers who directly report to the CEO. Throughout this proxy statement, the individuals who serve as our Chief Executive Officer, Vice President of Operations, and Vice President of Sales and Marketing are also referred to as “named executive officers” and are included in the summary compensation table on page 11.

Compensation Philosophy

Our compensation philosophy is designed to provide an executive compensation structure and system that is both competitive in the marketplace and also internally equitable based upon the weight and level of responsibilities in the respective executive positions. Our philosophy is designed to also attract, retain and motivate qualified executives within this structure. We reward executives for outstanding performance-to-objectives and business results through financial and other appropriate management incentives while aligning our financial results and compensation paid to our executive officers with the enhancement of shareholder value. Finally, our compensation philosophy is designed to structure the compensation policy so that executive officers’ compensation is dependent, in one part, on the achievement of current year business plan objectives and, in another part, on the long-term increase in shareholder value.

Executive Compensation Components

The principal components for the compensation of our executive officers are:

•	base salary

•	annual cash incentives (profit sharing plan); and

•	long-term incentives (stock option awards).

Base Salary

We provide executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges are determined for each executive officer based upon his position, responsibility and unique value and historical contributions to our success. In addition, the base salaries of the executive officers are periodically reviewed and measured against market data provide by outside consultants. Our compensation committee reviews salaries annually as part of our performance review process as well as upon a promotion or other change in job responsibility.

Profit Sharing Plan

We provide executive officers and all other employees with our profit sharing plan to focus everyone on achieving our key corporate financial objectives. Profit sharing, if any, is determined and paid on an annual basis after completion of our fiscal year. The committee has based profit sharing for our employees primarily on certain overall financial growth targets because it believes that as a growth company, we should reward growth.

Stock Option Awards

Our stock option plans encourage participants to focus on our long-term performance and provides an opportunity for executive officers and other employees to increase their ownership in OurPet’s through grants under the stock option plans. The purpose of the stock option plans are to provide additional incentive to executive officers and other employees to make contributions that are essential to the continued growth and success of our business, to motivate employees to perform their responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in our long-term growth and profitability.

Other Benefits

Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and disability insurances and 401(k) plan.

Employment Agreements

Other than our standard form of non-competition and confidentiality agreement, we do not have any employment contracts with our executive officers, including any compensatory plans or arrangements resulting from the resignation, retirement or other terminations of the executive officers.

Summary Compensation Table

The following table summarizes the compensation paid or earned to our named executive officers for the fiscal year ended December 31, 2008. No other officer earned more than $100,000 in total compensation for the fiscal year ended December 31, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Dr. Steven Tsengas Chairman, President and Chief Executive Officer	2008	153,096	—	8,025	10,668	171,789
	2007	139,583	—	12,000	7,056	158,639

Konstantine S. Tsengas Vice President of Operations and Secretary	2008	103,421	—	1,687	7,473	112,581
	2007	95,833	—	3,375	5,142	104,350

Scott T. Fitzhugh Vice President of Sales and Marketing	2008	96,656	—	2,509	7,704	106,869
	2007	86,750	—	2,373	11,970	101,093

(1)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R) for option awards granted under the Stock Incentive Plan and thus include amounts from awards granted in and prior to 2008. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in footnotes to OurPet’s audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on March 31, 2009.
(2)	Includes $9,137 representing Dr. Tsengas’ share of the 8 percent profit sharing plan for 2008, based upon OurPet’s net income before litigation expense and taxes and $1,531 in company contributions to a 401(k) plan for Dr. Tsengas, $6,439 representing Mr. Konstantine Tsengas’ share of the profit sharing plan for 2008 and $1,034 in company contributions to a 401(k) plan, and $6,737 representing Mr. Fitzhugh’s share of the profit sharing plan for 2008 and $967 in company contributions to a 401(k) plan.

Outstanding Equity Awards at December 31, 2008

The following table summarizes information with respect to the stock options held by our named executive officers as of December 31, 2008. Our named executive officers did not hold any stock awards as of December 31, 2008.

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date
Name	Exercisable	Unexercisable
Dr. Steven Tsengas	300,000	—	—	0.35	04/28/14	(3)
	200,000	—	—	0.29	10/01/14	(3)
	—	300,000	—	0.495	06/20/13	(2)

Konstantine S. Tsengas	150,000	—	—	0.29	10/01/14	(3)

Scott T. Fitzhugh	25,000	—	—	0.27	06/21/14	(3)
	6,666	3,334	—	0.29	05/18/10	(2)
	13,333	26,667	—	0.53	10/25/11	(2)
	—	10,000	—	1.24	05/07/12	(2)
	—	50,000	—	0.45	06/20/13	(2)

(1)	We grant stock options at exercise prices equal to or greater than the fair market value of our common stock on the date of grant.
(2)	The options vest one-third on each of the second, third and fourth anniversaries of the date of grant and expire on the fifth anniversary of the date of grant.
(3)	The options vest one-third on each of the second, third and fourth anniversaries of the date of grant and expire on the tenth anniversary of the date of grant.

Equity Compensation Plan Information as of March 31, 2009

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	1,520,000	$0.400	497,000
Equity compensation plans not approved by security holders	96,386	0.921	-0-

Total	1,616,386	$0.431	497,000

The equity compensation plans not approved by security holders include the issuance in 2002 of 25,932 warrants to purchase shares of our common stock at $1.205 per share which expire on August 2, 2009 to an unrelated firm as payment in full for investor relations services, the issuance in 2006 of 20,243 warrants to purchase shares of our common stock at $0.494 per share which expire on April 20, 2013 to an unrelated firm as partial payment for public and investor relations services, and the issuance in 2008 of 50,211 warrants to purchase shares of our common stock at $0.946 per share which expire on January 11, 2013 to our intellectual property counsel as partial payment for legal services.

PRINCIPAL STOCKHOLDERS

The following table sets forth the amount and nature of the beneficial ownership of our common stock as of March 31, 2009 by:

•	each person known by us to own more than 5% of the outstanding shares,

•	each director,

•	each executive officer, and

•	all our directors and executive officers as a group.

	Beneficial Ownership(1)
Name and Address(2)	Common	Preferred (3)	Options and Warrants(4)	Total	Percent
Dr. Steven Tsengas(5)	3,410,116	—	833,332	4,243,448	26.3%
Pet Zone Products Ltd. 1801 East 9th St. Suite 1700 Cleveland, Ohio 44114	3,082,000	—	2,896,688	5,978,688	32.8%
James D. Ireland III(7)	3,082,000	—	3,000,225	6,082,225	33.2%
Nicholas S. Tsengas(8)	1,035,752	—	10,166	1,045,918	6.8%
Konstantine S. Tsengas(6)	1,028,952	—	160,166	1,189,118	7.7%
Joseph T. Aveni	459,452	—	108,941	568,393	3.7%
Dr. William M. Fraser	19,000	—	16,537	35,537	*
Scott R. Mendes	—	—	—	—	*
Scott T. Fitzhugh	10,000	—	51,666	61,666	*
John Spirk(9)	96,004	—	103,538	199,542	1.3%
Evangelia S. Tsengas(10)	772,712	—	6,776	779,488	5.1%
All directors and officers as a group (8 individuals)	8,878,236	—	4,281,181	13,159,417	67.2%

*	Less than 1%
(1)	Unless otherwise indicated, we believe that all persons named in the table have sole investment and voting power over the shares of common stock owned.
(2)	Unless otherwise indicated, the address of each of the beneficial owners identified is c/o OurPet’s Company, 1300 East Street, Fairport Harbor, Ohio 44077.
(3)	Each share of preferred stock is convertible into 10 shares of common stock. Preferred stock is nonvoting unless and until converted into common stock.
(4)	Includes options to purchase our common stock issued under the 1999 Stock Option Plan, 2008 Stock Option Plan, and common stock subject to warrants that are presently or will become exercisable in 60 days.
(5)	Includes 3,099,218 shares of common stock, 500,000 options and 303,964 warrants owned by Dr. Tsengas. Also includes 24,960 shares of common stock and 29,368 warrants owned by Senk Properties in which Dr. Tsengas is a partner. The number of shares of common stock and warrants owned by Senk Properties attributed to Dr. Tsengas is based on his ownership percentage of 52%. Dr. Tsengas is the husband of Evangelia S. Tsengas and may be considered the beneficial owner of her shares. Includes 285,938 shares of common stock for which Dr. Tsengas is custodian for his grandchildren under the UGMA of Ohio.
(6)	Includes 997,903 shares of common stock and 150,000 stock options owned by Konstantine Tsengas and 8,640 shares of common stock and 10,166 warrants owned by Senk Properties in which Mr. Tsengas is a partner, based on his ownership percentage of 18%. Also includes 22,409 shares of common stock owned by Konstantine Tsengas’ daughter.
(7)

Includes 9,411 warrants owned by Mr. Ireland. All shares of common stock and 2,896,688 warrants included on the above table are owned by Pet Zone Products, Ltd. Mr. Ireland, as Pet Zone’s Chairman of the Board and a Managing Director of Capital One Partners, LLC, a private equity investment firm that owns a majority of the membership interests in Pet Zone, directs the voting of Pet Zone stock. Mr. Ireland disclaims beneficial ownership of the shares of common stock and warrants owned by Pet Zone. The table also includes 94,126 warrants owned by Capital One Partners, LLC of which Mr. Ireland is a Managing Director. Mr. Ireland disclaims beneficial ownership of the warrants owned by Capital One Partners.
(8)	Includes 1,008,703 shares of common stock owned by Nicholas Tsengas and 8,640 shares of common stock and 10,166 warrants owned by Senk Properties in which Nicholas Tsengas is a partner, based on his ownership percentage of 18%. Also includes 26,409 shares of common stock owned by Mr. Tsengas’ daughter.
(9)	Includes 45,550 shares of common stock and 9,411 warrants owned by Mr. Spirk, 50,454 shares of common stock owned by Nottingham Spirk Design Associates, and 94,127 warrants owned by Spirk Ventures Ltd. Mr. Spirk is Co-Founder and Co-President of Nottingham-Spirk. Mr. Spirk disclaims beneficial ownership of the shares of common Stock owned by Nottingham-Spirk. Mr Spirk is also a significant owner in Pet Zone Products, Ltd.
(10)	Includes 766,952 shares of common stock owned by Evangelia S. Tsengas, Dr. Tsengas’ wife, and 5,760 shares of common stock and 6,776 warrants owned by Senk Properties in which Evangelia S. Tsengas is a partner, based upon her ownership percentage of 12%. Mrs. Tsengas is the wife of Dr. Tsengas and may be considered the beneficial owner of his shares.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT AUDITORS

Our audit committee, following a review of our independent auditor’s performance and qualifications, has selected, and the Board of Directors has ratified, S.R. Snodgrass, A.C. as our independent auditors for the year ending December 31, 2009. S.R. Snodgrass has audited our financial statements since 1998. The audit committee and the Board of Directors believe that S.R. Snodgrass’ long-term knowledge of OurPet’s is invaluable. Representatives of S.R. Snodgrass will attend the annual meeting to answer appropriate questions and make a statement if they desire.

Although our bylaws do not require the selection of independent accountants to be submitted to shareholders for approval, this selection is being presented to you for ratification or rejection at the annual meeting. We need the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the meeting in order to ratify S.R. Snodgrass as our independent accountants for the fiscal year ending December 31, 2009. If the resolution is rejected, or if S.R. Snodgrass declines to act or becomes incapable of action, or if the Board decides in its discretion to discontinue the employment of S.R. Snodgrass, the Board will appoint other independent accountants whose continued employment after the next annual meeting of shareholders will be subject to ratification by you.

The Board of Directors recommends that you vote FOR the ratification of S.R. Snodgrass, A.C. as our independent accountants for the fiscal year ending December 31, 2009.

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to us by S.R. Snodgrass, A.C. for the fiscal years ended December 31, 2008 and 2007:

Category	2008	2007
Audit Fees	$57,078	$53,165
Audit-Related Fees	380	—
Tax Fees	—	95
All Other Fees	1,220	957

Total Fees	$58,678	$54,217

Audit Fees.    These fees comprise professional services rendered in connection with the audit of our financial statements and the review of our quarterly financial statements on Form 10-Q that are customary under generally accepted auditing standards.

Audited Related Fees.    These fees comprise professional services rendered in connection with compliance with the provisions of the Sarbanes-Oxley Act of 2002.

Tax Fees.    These fees comprise professional services rendered in connection with tax compliance reviews.

All Other Fees.    In 2008 and 2007, these fees comprise professional services rendered in connection with the filing of our Form S-8 for our 2008 Stock Option Plan and for our 1999 Stock Option Plan, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OurPet’s leases a 64,000 square foot warehouse and office facility from a related entity, Senk Properties, a general partnership comprised of Dr. Steven Tsengas, Konstantine S. Tsengas, Evangelia S. Tsengas and Nicholas S. Tsengas. At December 31, 2008, the current monthly rental was $26,667 plus real estate taxes. We entered into a new ten year lease with Senk Properties which was effective upon completion of the 36,000 square foot warehouse expansion on June 1, 2007. The monthly rental is $26,667 for the first two years, $28,417 for the next two years, $30,167 for the next three years, $32,000 for the next two years, and $33,750 for the last year, all plus real estate taxes. We have the option to extend the lease for an additional ten years at a rent amount to be mutually agreed upon. Lease expense was $341,213 for 2008 and $273,286 for 2007.

In February, June, and July of 2008, we entered into contribution agreements with six affiliated contributors, pursuant to which each contributor loaned certain funds to us totaling $892,500. These funds were used by us for expenses related to litigation on certain of our SmartScoop™ products and for expenses related to new product development. In consideration for these loans we (1) executed promissory notes due in two and three years with interest accruing at prime plus 2%, (2) issued warrants for the purchase of shares of our common stock and (3) entered into piggyback registration rights with the contributors as follows:

		Warrants Issued		Warrants Adjusted
Contributor	Loans	Number	Price	Number	Price
Capital One Partners LLC	$187,500	93,750	$0.500	94,127	$0.498
Nottingham Ventures Ltd	187,500	93,750	0.500	94,127	0.498
Spirk Ventures Ltd	187,500	93,750	0.500	94,126	0.498
LJR Limited Partnership	187,500	93,750	0.500	94,126	0.498
Senk Properties	112,500	56,250	0.500	56,476	0.498
Dr. William M. Fraser	30,000	7,500	0.825	7,537	0.821
		7,500	0.500	7,530	0.498

On January 15, 2007 and November 25, 2008, OurPet’s entered into agreements with Nottingham-Spirk Design Associates, Inc. (“NSDA”). One of the principals of NSDA is John Spirk, a member of our Board of Directors and a shareholder. Also, NSDA indirectly owns shares of OurPet’s through its ownership in Pet Zone Products, Ltd., a significant shareholder of OurPet’s. The agreement addresses the invoicing and payment of NSDA’s fees and expenses related to the development of certain products on behalf of OurPet’s. Through December 31, 2008, OurPet’s has been invoiced $780,130 by NSDA including $403,385 in deferred payments of which $50,000 was paid with 50,454 shares of our common stock. The balance of the deferred payments is payable as a fee based upon sales of certain products beginning January 1, 2009.

On August 17, 2007, we issued 51,332 warrants for the purchase of common stock at $1.450 a share, subsequently adjusted to 51,760 warrants exercisable at $1.438 a share in accordance with the warrant anti-dilution provisions to members of our Board of Directors as compensation for their services in 2005, 2006, and the first four months of 2007 including 16,470 warrants to Mr. Aveni, 9,411 warrants each to Mr. Ireland and Mr. Spirk, and 1,470 warrants to Dr. Fraser. These warrants expire on August 17, 2012.

In 2006, we issued 250,000 warrants for the purchase of common stock at $0.70 a share, subsequently adjusted to 253,256 warrants exercisable at $0.691 a share in accordance with the warrant anti-dilution provisions to Dr. Tsengas in consideration for his guarantee of the increase in our bank line of credit. These warrants expire on August 2, 2013.

In 2005, we issued 50,000 warrants for the purchase of common stock at $0.43 a share, subsequently adjusted to 50,707 warrants exercisable at $0.424 a share in accordance with the warrant anti-dilution provisions, to each of Dr. Tsengas, Mr. Aveni and Mr. Fazio in consideration for their guaranty of OurPet’s bank loan. These warrants expire on November 14, 2012.

On August 28, 2003, we borrowed an additional $100,000 from Mr. Aveni for working capital purposes. This note was due on November 30, 2003 with interest at prime plus 3%. The note due date was extended and it was repaid to Mr. Aveni with accrued interest on December 30, 2003. In connection with this loan, we issued 12,500 warrants for the purchase of common stock at $0.41 a share, subsequently adjusted to 12,909 warrants exercisable at $0.397 a share in accordance with the warrant anti-dilution provisions. These warrants expire on September 4, 2009.

On December 30, 2003 we repaid Beachcraft $75,000 in cash in partial payment for the note dated August 2, 2000 for $150,000. As of February 1, 2004, a new note payable for $75,000 was issued to Beachcraft to replace the remaining balance on the August 2, 2000 note. The new note is due on February 1, 2010 with interest payable quarterly at prime plus 3%. In consideration for this refinancing we issued warrants for the purchase of 56,250 shares of common stock to Beachcraft at an exercise price of $0.30 per share, subsequently adjusted to 57,204 warrants exercisable at $0.295 a share in accordance with the warrant anti-dilution provisions. These warrants were exercised in 2007.

In October 2004, we issued an aggregate total of 70,000 warrants for the purchase of common stock at $0.29 per share, subsequently adjusted after the exercise of 14,246 warrants in 2007 to 57,385 warrants exercisable at $0.283 a share in accordance with the warrant anti-dilution provisions, which expire on October 1, 2012. These warrants were issued to current directors and the special advisor to the Board of Directors as compensation for services.

We believe the terms of the loans and agreements described above are at least as favorable as terms we could have obtained from unaffiliated third parties.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

A shareholder intending to present a proposal to be included in our proxy statement for our 2010 annual meeting of shareholders must deliver a notice, in accordance with the requirements of our bylaws and Rule 14a-8 under the Exchange Act, to our Secretary at our principal executive office no later than January 6, 2010. The notice must set forth as to each matter the shareholder proposes to bring before the meeting:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

•	the name and record address of the shareholder proposing such business,

•	the class and number of shares of our common stock that are beneficially owned by the shareholder, and

•	any material interest of the shareholder in such business.

OurPet’s Board of Directors also provides a process for our shareholders to send communications to the Board. Shareholders may mail any communications to our Secretary at 1300 East Street, Fairport Harbor, Ohio 44077. Our Secretary will review all communications and forward to the Board of Directors all communications other than solicitations for products or services or trivial or obscene items. Mail addressed to a particular director or committee of the Board will be forwarded to that director or committee. All other communications will be forwarded to the Chairman for the review of the entire Board.

OTHER MATTERS

Our Board of Directors is not aware of any other matters to be submitted to the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote the shares they represent as the Board of Directors may recommend.

You are urged to sign and return your proxy card promptly to make certain your shares will be voted at the annual meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

Konstantine S. Tsengas

Secretary

April 13, 2009

PROXY	OURPET’S COMPANY	PROXY

ANNUAL MEETING OF SHAREHOLDERS, May 15, 2009

1300 East Street, Fairport Harbor, Ohio 44077

9:00 a.m. local time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Konstantine S. Tsengas the proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of OurPet’s Company to be held on May 15, 2009, at 1300 East Street, Fairport Harbor, Ohio 44077, beginning at 9:00 a.m. local time, and any adjournments, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the April 13, 2009 Proxy Statement. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of OurPet’s Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES AND “FOR” PROPOSAL TWO.

1.	Election of Joseph T. Aveni, Dr. William M. Fraser, James D. Ireland III, John Spirk and Dr. Steven Tsengas as directors.

FOR ☐                                     WITHHELD ☐

FOR, EXCEPT WITHHELD FROM THE FOLLOWING NOMINEE(S): ☐

2.	Ratification of the appointment of S.R. Snodgrass, A.C. as the independent auditor of OurPet’s Company.

FOR ☐                                      AGAINST ☐                                      WITHHELD ☐

PLEASE DATE, SIGN AND RETURN PROMPTLY.

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)

Dated:                                                                  , 2009

Signature

Signature if held jointly

I plan to attend the meeting: Yes ☐ No ☐

This proxy will be voted FOR all nominees and FOR Proposal Two unless otherwise indicated, and in the discretion of the proxies on all other matters properly brought before the meeting.